EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-80065, 333-06563 and 333-114151) pertaining to the Secure
Computing Corporation Amended and Restated 1995 Omnibus Stock Plan, and the Employee Stock Purchase Plan, and the Registration Statement on Form S-3 (No. 333-16767) dated November 26, 1996, of our report dated January 30, 1996, with respect to the financial statements included in this Annual Report (Form 10-K) of Secure Computing Corporation.

/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
March 27, 1997